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                                     EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
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
            SUBSIDIARY                                    STATE OF INCORPORATION
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
Morgan's Creative Restaurant Concepts, Inc.                        Ohio
Morgan's Restaurants of Ohio, Inc.                                 Ohio
Morgan's Restaurants of Pennsylvania, Inc.                    Pennsylvania
Morgan's Weirton Foods, Inc.                                  West Virginia
Morgan's Restaurants of New Jersey, Inc.                        New Jersey
Morgan's Foods of Missouri, Inc.                                 Missouri